Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts: Alicia Davis (248) 447-1781 Joel Elsesser (248) 447-5512

Lear Reports Second Quarter 2019 Results

SOUTHFIELD, Mich., July 26, 2019 — Lear Corporation (NYSE: LEA), a global automotive technology leader in seating and electrical and electronic systems, today reported results for the second quarter 2019. Highlights include:

•	Sales of $5.0 billion, compared to $5.6 billion in second quarter 2018

•	Net income of $183 million and adjusted net income of $236 million, compared to $331 million and $330 million, respectively, in the prior year

•	Core operating earnings of $352 million, compared to $471 million in second quarter 2018

•	Earnings per share of $2.92 and adjusted earnings per share of $3.78, compared to $4.83 and $4.95, respectively, in the second quarter 2018

•	Net cash provided by operating activities of $404 million and free cash flow of $268 million

•	Received GM Supplier of the Year and Overdrive Awards

“We continue to face a challenging macroeconomic and industry environment. In the second quarter of 2019, global vehicle production was down more than 7% compared to last year, with China down 17% and Europe down 7%. Lear’s financial results in the second quarter were negatively impacted by continued declines in industry production, a significant number of program changeovers, slower production ramp ups on new vehicles, and continued weakening of global currencies against the U.S. dollar,” said Ray Scott, Lear’s President and Chief Executive Officer. “Despite the challenging industry backdrop, we have continued to demonstrate our strong execution capabilities, as evidenced by Seating’s operating performance in the quarter. Though we believe additional challenges lie ahead, we will continue to focus on investing in profitable growth, further improving efficiencies through a comprehensive operational and organizational plan, and delivering superior value for our shareholders.”

(more)

Second Quarter Financial Results

(in millions, except per share amounts)

	2019	2018
Reported
Sales	$5,007.6	$5,580.8
Net income	$182.8	$331.4
Earnings per share	$2.92	$4.83
Adjusted (1)
Core operating earnings	$351.6	$470.5
Adjusted net income	$235.8	$330.2
Adjusted earnings per share	$3.78	$4.95

Sales in the second quarter decreased 10% to $5.0 billion. Excluding the impact of foreign exchange and the Xevo acquisition, sales were down 6.7%, reflecting lower production on Lear platforms, partially offset by the addition of new business.

Core operating earnings were $352 million, or 7.0% of sales, compared to $471 million, or 8.4% of sales, in 2018. The decline in margins is primarily attributable to the decrease in sales. In the Seating segment, margins and adjusted margins were 7.4% and 8.2% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 7.3% and 8.0% of sales, respectively.

Earnings per share were $2.92. Adjusted earnings per share were $3.78 per share, down from $4.95 per share in 2018, reflecting lower operating earnings, partially offset by a reduced share count.

Net cash provided by operating activities was $404 million, and free cash flow (1) was $268 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the second quarter of 2019, we repurchased 1,182,976 shares of our common stock for a total of $162 million. As of the end of the second quarter, we had a remaining share repurchase authorization of approximately $1.3 billion, which expires on December 31, 2021, and reflects approximately 16% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 50.4 million shares of our common stock for a total of $4.5 billion at an average price of $89.31 per share. This represents a reduction of approximately 48% of our shares outstanding since the time we began the program.

Full Year 2019 Financial Outlook

On July 16, 2019, the Company revised its full year outlook due to continuing declines in industry production and other macroeconomic headwinds.

The following table summarizes our financial outlook provided on July 16, 2019, and compares it to our outlook as of April 26, 2019.

	Current Outlook	Prior Outlook
Net Sales	$19.8 - $20.3 billion	$20.9 - $21.7 billion
Core Operating Earnings	$1,350 - $1,450 million	$1,600 - $1,700 million
Adjusted EBITDA	$1,870 - $1,970 million	$2,120 - $2,220 million
Interest Expense	≈$100 million	≈$100 million
Other Expense	≈$30 million	≈$30 million
Equity Earnings	≈$20 million	≈$30 million
Effective Tax Rate	22% - 23%	22% - 23%
Non-Controlling Interest	≈$75 million	≈$85 million
Adjusted Net Income	$885 - $965 million	$1,080 - $1,170 million
Restructuring Costs	≈$200 million	≈$140 million
Capital Spending	≈$650 million	≈$700 million
Free Cash Flow	$675 - $775 million	$850 - $950 million

The industry volume assumptions underlying Lear’s current 2019 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms. The 2019 outlook assumes an average full year exchange rate of $1.12 for the Euro and 6.85 RMB/$.

At the midpoint of Lear’s current 2019 outlook, sales are expected to be $20.1 billion, down 5% from 2018. Excluding the impact of foreign exchange and acquisitions, sales are expected to be down 2% year over year, reflecting lower production on Lear platforms, partially offset by the addition of new business.

Core operating earnings at the midpoint of Lear’s current 2019 outlook are expected to be approximately 7.0% of sales, compared to 8.3% of sales in 2018. The margin decline is primarily attributable to the decrease in sales, partially offset by favorable operating performance. Adjusted margins in the Seating segment are expected to be approximately 8.0%. Adjusted margins in the E-Systems segment are expected to be in the mid-8% range, including the impact of the Xevo acquisition.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Second Quarter Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s second quarter financial results and related matters on July 26, 2019, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international) with Conference I.D. 4646647. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear is a global automotive technology leader in seating and electrical and electronic systems. Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered, and manufactured by a diverse team of approximately 161,000 employees located in 39 countries. Lear was named one of FORTUNE Magazine’s World’s Most Admired Companies and currently ranks #147 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation. Lear is where passion drives possibilities.

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	June 29, 2019	June 30, 2018
Net sales	$5,007.6	$5,580.8
Cost of sales	4,529.4	4,942.7
Selling, general and administrative expenses	157.1	156.8
Amortization of intangible assets	15.9	13.1
Interest expense	24.5	20.9
Other expense, net	13.8	3.7

Consolidated income before income taxes and equity in net income of affiliates	266.9	443.6
Income taxes	73.3	97.7
Equity in net income of affiliates	(8.4)	(9.1)

Consolidated net income	202.0	355.0
Net income attributable to noncontrolling interests	19.2	23.6

Net income attributable to Lear	$182.8	$331.4

Diluted net income per share available to Lear common stockholders	$2.92	$4.83

Weighted average number of diluted shares outstanding	62.4	66.7

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Six Months Ended
	June 29, 2019	June 30, 2018
Net sales	$10,167.7	$11,314.5
Cost of sales	9,216.3	10,045.0
Selling, general and administrative expenses	305.4	312.2
Amortization of intangible assets	28.6	26.2
Interest expense	45.4	41.6
Other (income) expense, net	18.2	(1.9)

Consolidated income before income taxes and equity in net income of affiliates	553.8	891.4
Income taxes	116.4	175.4
Equity in net income of affiliates	(10.7)	(13.2)

Consolidated net income	448.1	729.2
Net income attributable to noncontrolling interests	36.4	44.1

Net income attributable to Lear	$411.7	$685.1

Diluted net income per share available to Lear common stockholders	$6.66	$9.99

Weighted average number of diluted shares outstanding	62.7	67.1

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 29, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,269.0	$1,493.2
Accounts receivable	3,467.7	2,880.3
Inventories	1,240.3	1,196.8
Other	759.3	710.2

	6,736.3	6,280.5

Long-Term:
PP&E, net	2,620.6	2,598.1
Goodwill	1,600.2	1,405.3
Other	1,890.6	1,316.8

	6,111.4	5,320.2

Total Assets	$12,847.7	$11,600.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$14.6	$9.9
Accounts payable and drafts	3,060.8	2,862.8
Accrued liabilities	1,936.9	1,615.0
Current portion of long-term debt	14.7	12.9

	5,027.0	4,500.6

Long-Term:
Long-term debt	2,300.1	1,941.0
Other	966.1	640.4

	3,266.2	2,581.4

Redeemable noncontrolling interest	155.0	158.1
Equity	4,399.5	4,360.6

Total Liabilities and Equity	$12,847.7	$11,600.7

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	June 29, 2019	June 30 2018
Net Sales
North America	$1,872.4	$1,983.8
Europe and Africa	1,999.4	2,378.5
Asia	965.8	1,019.5
South America	170.0	199.0

Total	$5,007.6	$5,580.8

Content per Vehicle [1]
North America	$439	$455
Europe and Africa	$346	$384

Free Cash Flow [2]
Net cash provided by operating activities	$404.3	$516.9
Capital expenditures	(136.5)	(169.4)

Free cash flow	$267.8	$347.5

Depreciation and Amortization	$128.3	$121.8

Core Operating Earnings [2]
Net income attributable to Lear	$182.8	$331.4
Interest expense	24.5	20.9
Other expense, net	13.8	3.7
Income taxes	73.3	97.7
Equity in net income of affiliates	(8.4)	(9.1)
Net income attributable to noncontrolling interests	19.2	23.6

Pretax income before equity income, interest and other expense	305.2	468.2
Restructuring costs and other special items—
Costs related to restructuring actions	38.3	13.4
Acquisition costs	0.5	—
Litigation	1.1	(16.8)
Tax ruling in a foreign jurisdiction	0.5	—
Other	6.0	5.7

Core operating earnings	$351.6	$470.5

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$181.9	$322.2
Redeemable noncontrolling interest	0.9	9.2

Net income attributable to Lear	182.8	331.4
Restructuring costs and other special items—
Costs related to restructuring actions	38.3	13.4
Acquisition costs	0.5	—
Litigation	1.1	(17.4)
Loss on extinguishment of debt	10.6	—
Gain related to affiliate	(1.6)	—
Tax ruling in a foreign jurisdiction	0.6	—
Other	4.0	5.5
Tax impact of special items and other net tax adjustments [3]	(0.5)	(2.7)

Adjusted net income attributable to Lear	$235.8	$330.2

Weighted average number of diluted shares outstanding	62.4	66.7

Diluted net income per share available to Lear common stockholders	$2.92	$4.83

Adjusted earnings per share	$3.78	$4.95

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	June 29,	June 30
	2019	2018
Net Sales
North America	$3,748.5	$4,038.9
Europe and Africa	4,170.8	4,821.7
Asia	1,921.5	2,063.6
South America	326.9	390.3

Total	$10,167.7	$11,314.5

Content per Vehicle [1]
North America	$440	$462
Europe and Africa	$361	$393

Free Cash Flow [2]
Net cash provided by operating activities	$455.9	$753.7
Capital expenditures	(259.3)	(332.2)

Free cash flow	$196.6	$421.5

Depreciation and Amortization	$251.9	$242.0

Diluted Shares Outstanding at end of Quarter [3]	61,627,350	66,273,754

Core Operating Earnings [2]
Net income attributable to Lear	$411.7	$685.1
Interest expense	45.4	41.6
Other (income) expense, net	18.2	(1.9)
Income taxes	116.4	175.4
Equity in net income of affiliates	(10.7)	(13.2)
Net income attributable to noncontrolling interests	36.4	44.1

Pretax income before equity income, interest and other (income) expense	617.4	931.1
Restructuring costs and other special items—
Costs related to restructuring actions	94.2	37.4
Acquisition costs	1.5	0.4
Litigation	1.1	(16.8)
Tax ruling in a foreign jurisdiction	(1.0)	—
Other	16.6	8.9

Core operating earnings	$729.8	$961.0

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$417.5	$670.5
Redeemable noncontrolling interest	(5.8)	14.6

Net income attributable to Lear	411.7	685.1
Restructuring costs and other special items—
Costs related to restructuring actions	94.2	37.4
Acquisition costs	1.5	0.4
Litigation	1.1	(17.1)
Loss on extinguishment of debt	10.6	—
Gain related to affiliate	(1.6)	(10.0)
Tax ruling in a foreign jurisdiction	(1.4)	—
Other	10.1	8.9
Tax impact of special items and other net tax adjustments [4]	(37.7)	(30.0)

Adjusted net income attributable to Lear	$488.5	$674.7

Weighted average number of diluted shares outstanding	62.7	67.1

Diluted net income per share available to Lear common stockholders	$6.66	$9.99

Adjusted earnings per share	$7.79	$10.05

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.

[2]	See “Non-GAAP Financial Information” included in this press release.

[3]	Calculated using stock price at end of quarter.

[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	June 29,	June 30
	2019	2018
Adjusted Segment Earnings

Seating
Net sales	$3,839.4	$4,274.7

Segment earnings	$283.2	$348.3
Costs related to restructuring actions	29.5	8.4
Litigation	1.1	(3.6)
Tax ruling in a foreign jurisdiction	0.4	—
Other	0.3	0.1

Adjusted segment earnings	$314.5	$353.2

Adjusted segment margins	8.2%	8.3%

E-Systems
Net sales	$1,168.2	$1,306.1

Segment earnings	$84.7	$175.1
Costs related to restructuring actions	8.7	4.5
Tax ruling in a foreign jurisdiction	0.1	(1.1)
Other	0.4	3.9

Adjusted segment earnings	$93.9	$182.4

Adjusted segment margins	8.0%	14.0%

	Six Months Ended
	June 29,	June 30
	2019	2018
Adjusted Segment Earnings

Seating
Net sales	$7,753.1	$8,604.6

Segment earnings	$535.5	$687.8
Costs related to restructuring actions	75.7	27.6
Litigation	1.1	(3.6)
Tax ruling in a foreign jurisdiction	(1.1)	—
Other	0.6	(0.4)

Adjusted segment earnings	$611.8	$711.4

Adjusted segment margins	7.9%	8.3%

E-Systems
Net sales	$2,414.6	$2,709.9

Segment earnings	$213.0	$365.9
Costs related to restructuring actions	18.2	7.2
Litigation	—	(1.1)
Tax ruling in a foreign jurisdiction	0.1	—
Other	2.9	7.8

Adjusted segment earnings	$234.2	$379.8

Adjusted segment margins	9.7%	14.0%